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                                                                   EXHIBIT 23.02




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-42357 and No. 333-38198 of Cardinal Health, Inc. on Form S-8 of our report dated December 22, 1999, appearing in this Annual Report on Form 11-K of Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan for the year ended June 30, 2000.

/s/  DELOITTE & TOUCHE LLP


Columbus, Ohio
December 20, 2000